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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): August 12, 2005
Urologix, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237

(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447

(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Items under Sections 1 and 3-8 are not applicable and therefore omitted.
ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
     Urologix, Inc. (the “Company”) hereby furnishes a press release, issued on August 17, 2005, disclosing material non-public information regarding its results of operations for the year and quarter ended June 30, 2005. Also furnished with this Form 8-K as Exhibit 99.2 are certain remarks of the Company’s Chief Executive Officer, Fred B. Parks, made at a related telephone conference held on August 17, 2005.
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
     On August 12, 2005, Mitchell Dann resigned as a director of the Company for reasons unrelated to a disagreement over the Company’s operations, policies or practices. Attached as Exhibit 99.3 is Mr. Dann’s resignation.
ITEM 7.01 REGULATION FD DISCLOSURE.
     As disclosed in its press release of August 17, 2005, the Company expects fiscal 2006 annual revenues of $28 million to $31 million and diluted earnings per share of $0.15 to $0.19, including the impact of equity-based compensation expense of approximately $1.5 million to $1.6 million. This guidance assumes an income tax rate of approximately 6%.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press Release issued on August 17, 2005.
99.2	Certain remarks of Fred B. Parks at a teleconference held on August 17, 2005.
99.3	Letter dated August 12, 2005 from Mitchell Dann to the Board of Directors of the Company.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.
By:	/s/ Fred B. Parks
Fred B. Parks
Chief Executive Officer

Date: August 18, 2005